WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

ABBY  INC.

A COLORADO CORPORATION

The undersigned, being all the Directors of Abby Inc. a Colorado corporation, pursuant to the By-Laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1.

Election of New Officers

RESOLVED, that the following person be elected as the officer of the Corporation to hold office until the next annual general meeting of the Corporation or until removed in accordance with the By-Laws of the Corporation:

Officer

           Office

Thomas Forzani                         President, Secretary, Treasurer

Dated as of the 16th day of August 2012

The undersigned, being all the Directors of ABBY INC., waive the required notice of meeting and consent to all actions taken hererof.

/s/ Donald Thompson

_____________________

Donald Thompson, President, Secretary, Treasurer